Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, as the undersigned's true and lawful attorneys-in-fact to:

1.            as may be required, prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;

2.            execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person pursuant to Section 16 of the Exchange Act, and the rules thereunder of the applicable registered investment companies (and any successor companies) listed on Schedule A attached hereto, as amended from time to time, and any other registered investment company affiliated with or established by Aberdeen Asset Management Inc., Aberdeen Asset Managers Limited, Aberdeen Asset Management Asia Limited, or their affiliates, for which the undersigned becomes a Section 16 reporting person (each, a "Fund"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;

3.            do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the SEC and any stock exchange or similar authority; and

4.            take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Fund assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by any Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of December 2017.

Signature:	/s/ Jennifer A. Nichols
Name:	Jennifer A. Nichols

SCHEDULE A

FUND NAME AND TICKER SYMBOL

1.          ABERDEEN AUSTRALIA EQUITY FUND, INC. (IAF)

2.          ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (FAX)

3.          ABERDEEN GLOBAL INCOME FUND, INC. (FCO)

4.          ABERDEEN EMERGING MARKETS SMALLER COMPANY OPPORTUNITIES

FUND, INC. (ABE)

5.          ABERDEEN CHILE FUND, INC. (CH)

6.          ABERDEEN ISRAEL FUND, INC. (ISL)

7.          ABERDEEN INDONESIA FUND, INC. (IF)

8.          ABERDEEN LATIN AMERICA EQUITY FUND, INC. (LAQ)

9.          ABERDEEN SINGAPORE FUND, INC. (SGF)

10.        THE INDIA FUND, INC. (IFN)

11.        THE ASIA TIGERS FUND, INC. (GRR)

12.        ABERDEEN JAPAN EQUITY FUND, INC. (JEQ)

13.        ABERDEEN GREATER CHINA FUND, INC. (GCH)

14.        FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND (FAM)

15.        FIRST TRUST/ABERDEEN EMERGING OPPORTUNITY FUND (FEO)

16.        ABERDEEN INCOME CREDIT STRATEGIES FUND (ACP)

INDIVIDUALS APPOINTED AS ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION

1.          Jennifer Nichols

2.          Lucia Sitar

3.          Megan Kennedy

4.          Alan Goodson

5.          Jennifer Rogers

6.          Joseph Andolina

7.          Lisa Kupper

8.          Katherine Corey

9.          Robert Hepp

10.        Jeffrey Cotton